Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of the 1st day of November, 2005 (the “Effective Date”), by and between Tower Financial Corporation, an Indiana corporation (the “Company”) and Donald F. Schenkel, a resident of Allen County, Indiana (the “Employee”).

WHEREAS, the Company is in the business of operating a financial services holding company and, directly or through subsidiary entities, operates or may operate various banking and other permitted businesses;

WHEREAS, the Employee is a founder of the Company, currently serves as its President and Chief Executive Officer and as the Chairman of the Company’s Board of Directors, and is integral to the development and execution of the Company’s near and long term business plans;

WHEREAS, the Employee is currently employed pursuant to an Employment Agreement dated January 1, 2002, as amended on January 29, 2004; and

WHEREAS, the Company and Employee desire to terminate the prior Employment Agreement, as amended, and replace it with this Agreement,

NOW, THEREFORE, for and in consideration of the foregoing recitals and of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.
Employment. Subject to the provisions of Sections 2(b) and 4(a)(ii), the Company hereby employs the Employee, for the Term set forth in Section 3, as the Company’s President and Chief Executive Officer, and as the Chairman of the Company’s Board of Directors. The parties contemplate, however, that, dependent upon the Employee’s desire, prior to the end of the Term, to relinquish the position of President and Chief Executive Officer and the full-time day-to-day management of the Company’s businesses, and based in such event on the mutual agreement of the parties, the Employee’s duties may be modified prior to end of the Term, in accordance with the provisions of Sections 2(b) and 4(a)(ii).

2.	Duties. The Employee’s duties shall include the following:

(a)   During the entire Term, or portion thereof in which the Employee continues to serve full-time as the Company’s President and Chief Executive Officer, as well as the Chairman of its Board of Directors, the Employee’s duties shall consist of the duties (together with the powers and authority) as are consistent with these positions and with the scope of the Employee’s duties under his prior employment agreement with the Company, as well as such other duties, not inconsistent therewith, as may be assigned to him from time to time by the Board of Directors. The Employee’s duties currently also include, without limitation, serving as the President and Chief Executive Officer of Tower Bank & Trust Company, a company subsidiary, as well as an officer of one or more other Company affiliates.

(b)   During such portion, if any, of the Term following Employee’s relinquishment of his position and duties as full-time President and Chief Executive Officer of the Company, but maintaining on a part-time basis the position and duties associated with Chairman of the Company’s Board of Directors, the Employee’s duties shall consist of, without limitation to the following:

(i)   the management, development and effective performance of the Board of Directors, including the planning and organization of all Board and committee meetings and functions, and the provision of a linkage between the Board and management,

(ii)   provision of advice to the Company’s President and Chief Executive Officer, as well as the other Company or subsidiary officers, concerning the Company’s best interest and management,

(iii)   in consultation with the President and Chief Executive Officer, performance of various roles and functions regarding the Company’s external relationships and business development, and

(iv)   working closely with management, provision of advice and assistance in the formulation of the Company’s vision, strategic planning and business plan.

The Employee agrees to devote his appropriate attention, skill and energy to the duties described herein and to the business of the Company, and to use his best efforts to promote the Company’s success.

3.
Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall consist of an initial period of approximately three (3) years, through December 31, 2008; provided, however, that unless, prior to midnight on December 31, 2007, the Company has given the Employee written notice that the Term will not be extended beyond December 31, 2008, or unless the Employee has given the Company written notice that he does not wish that the Term be so extended, the Term will be deemed automatically extended for an additional one (1) year period, to and including December 31, 2009; and provided, further, that, if prior to midnight on December 31, 2008, either party has given the other written notice that the Term will not be extended beyond December 31, 2009, the Term will likewise be deemed extended for an additional one (1) year period, to and including December 31, 2010; provided, further that, if prior to midnight on December 31, 2009, either party has given the other written notice that the Term will not be extended beyond December 31, 2010, the Term will likewise be deemed extended for an additional one (1) year period, to and including December 31, 2011.

Following the Term, any continued employment, unless pursuant to another written employment agreement, shall be on an at-will basis, and any or all of the terms and conditions of the Employee’s prospective employment, may thereafter be changed by the Company at its discretion, with or without notice, and the employment relationship may be terminated at any time by either party, with or without cause or notice.

4.	Compensation.

(a)   Base Salary.

(i)   During the Period Covered by Section 2(a). During the period of the Term covered by Section 2(a), and until such time as there has occurred an “Employment Termination,” whether before or after the Employee’s “Normal Retirement Date,” and the Employee has begun receiving benefits pursuant to the Company’s Restated Supplemental Executive Retirement Plan (“SERP”) described in Section 4(d), and as it may be further amended and restated in conformity herewith and as required hereby, the Employee will receive an annual base salary of $270,000 (the “Base Salary”), payable in accordance with the Company’s normal payroll practices in effect from time to time. Such Base Salary shall be subject to periodic review, and may be increased, but not decreased, from time to time at the Board’s sole discretion upon the recommendation of the Company’s Compensation Committee.

(ii)   During the Period Covered by Section 2(b). During the period of the Term covered by Section 2(b), Employee will receive an annual Base Salary in such amount as is then agreed upon between Company and Employee.

(b)   Bonus. During the Term, the Employee will be eligible to receive a bonus at such times and in such amounts as the Company’s Board of Directors, on the recommendation of its Compensation Committee, may determine, in the exercise of its sole and exclusive discretion. Any such bonus compensation shall be performance based, consistent with the requirements of Section 162(c) of the Internal Revenue Code of 1986, as amended, shall be based initially upon the provisions of the Company’s Officer Incentive Plan, but may be supplemented if, in the exercise of the Board’s discretion, upon the recommendation of its Compensation Committee, the Employee has performed his duties in an extraordinary manner deserving of additional compensation recognition. The Employee’s bonus compensation under this Section 4(b) shall not less than twenty percent (20%) nor more than one hundred percent (100%) of the Employee’s Base Salary, as it may be established from time to time, whether pursuant to Section 4(a)(i) or 4(a)(ii). Nothing in this Agreement, however, shall limit the Board’s discretion to adopt, amend or terminate any performance-based bonus plan.

(c)   Stock Options; Restricted Stock. During the Term, the Employee shall be eligible to participate in such other stock option, restricted stock or other equity-based incentive plans, including but not limited to any incentive stock option plan, non-qualified stock option plan, restricted stock plan, or the like, that may be adopted by the Company from time to time; provided, however, that nothing herein shall be deemed to limit the Board’s discretion to adopt, amend or terminate any such plan.

(d)   Supplemental Executive Retirement Plan.

(i)   The Company hereby covenants and agrees that it will maintain in effect for the Employee, and, during the Term, will permit the Employee to participate under the Restated Tower Financial Corporation SERP, a nonqualified, unfunded defined benefit plan, as it will be further amended and restated pursuant to, as required by and in tandem with this Agreement, in the following manner, among others (together with any further necessary or conforming amendments thereto):  Employee’s “Average Monthly Compensation,” shall be restated as Employee’s highest Base Salary pursuant to Section 4(i) of this Agreement divided by twelve (12); the SERP provision providing for an offset equal to the value of the Actuarial Equivalent of the Employee’s Social Security Offset shall be deleted; the “Benefit Factor” shall be restated as sixty-five percent (65%) at Employee’s Normal Retirement Date (which shall be age seventy (70)) with an agreed-upon smaller Benefit Factor in the event SERP benefits commence prior to said Normal Retirement Date; in the event the Employee dies before benefits commence under the SERP, a death benefit shall be paid to Employee’s spouse equal to the amount of the SERP liability accrued on the books of the Company as of Employee’s death; in the event the Employee dies after the commencement of benefits payable under the SERP, a death benefit shall be payable to Employee’s surviving spouse equivalent to the amount of the SERP liability accrued on the books of the Company as of the date of Employee’s Normal Retirement Date, less the amount of SERP benefits already paid to Employee prior to his death.

(ii)   The Employee’s benefits, as and when payable pursuant to the SERP, shall not be duplicative of any disability payments payable to the Employee pursuant to the Company’s short-term or long-term disability plans.

(iii)   The Employee’s benefits payable under the SERP shall not be permitted to be decreased without the Employee’s prior written approval, but, at the discretion of the Board, may be increased in accordance with the terms and conditions of the SERP.

(iv)   In the event of a conflict between this Agreement and the SERP, the terms of this Agreement shall govern.

(v)   In the event of an amendment to or a termination of the SERP, such that the Employee’s benefits thereunder are limited or terminated, the Company shall be obligated to pay equivalent post-retirement benefits to the Employee as those that would have been payable under the SERP without regard to any such amendment or termination; provided, however, that such equivalent benefits in any event shall be paid in accordance with those provisions of the SERP required by Section 409A of the Internal Revenue Code of 1986, as amended.

Any amount payable under this Section 4(d) may, but need not, be paid from proceeds of a life insurance policy, the costs of which shall be paid by the Company. In the event that the Company elects to purchase such a policy, the Employee shall designate a beneficiary for any benefit under this Section 4(d) on a form approved by the Company. Any amount payable as a death benefit from the SERP shall be paid in a lump sum within ninety (90) days following the Employee’s death.

(e)   Other Benefit Plans. The Company hereby covenants and agrees that it shall include the Employee, if otherwise eligible, in any vacation policies, 401(k), disability, life insurance plan, medical and/or hospitalization plan, and/or in any and all other benefit plans which may be adopted from time to time by the Company for the benefit of the Company’s senior executives during the Term. Nothing herein shall limit the Company’s ability to exercise the discretion provided to it under any such benefit plan, or its discretion to adopt, amend or terminate any such benefit plan for its Senior Executives, at any time during the Term.

(f)   Business Expenses. The Company shall reimburse the Employee for all ordinary and necessary business-related expenses incurred by him while carrying out his employment responsibilities hereunder. Such reimbursement shall be in accordance with the Company’s policies and practices regarding the types or amounts of business expenses for which the Employee may be entitled to reimbursement hereunder, and to establish policies regarding such reimbursements. The Company shall also pay the Employee’s annual dues at the Fort Wayne Country Club, as well as reasonable expenses related to the Employee’s use of such Country Club for matters related to the business of the Company. The Company shall also provide the Employee with the use of an automobile, which, with the Company’s consent, the Employee shall be entitled to select and which is otherwise consistent with its policies regarding such use, as such policy may exist from time to time. The Company shall pay the reasonable costs and expenses of maintenance and fuel related to the business use of such vehicle.

(g)   Life Insurance Benefits. During the Term, the Company, through a Company-owned life insurance policy on the Employee’s life, shall continue to provide the Employee with a life insurance death benefit in an amount not less than Eight Hundred Fifty Thousand Dollars ($850,000). The Employee shall from time to time designate a beneficiary for the benefits payable under this provision. Upon termination of Employee’s employment or upon his retirement, the Employee shall have the right but not the obligation, upon written notice to the Company, to purchase such life insurance policy for an amount, payable in cash to the Company, equal to the cash surrender value of the policy relating to the foregoing death benefit.

The death benefit set forth in this Paragraph 4(g) shall be in addition to any death benefit provided for in the SERP.

Except as otherwise specifically provided herein, the Employee shall be solely responsible for any imputed income incurred as a result of any fringe or other benefits payable hereunder.

All payments made under this Agreement shall be subject to any and all federal, state and local taxes and other withholdings to the extent required by applicable law.

5.	Agreement to Maintain Confidentiality.

(a)   Without the Company’s prior consent, the Employee agrees not to divulge any confidential business information, and he agrees and covenants that all confidential business information regarding the Company’s business practices and processes, its marketing plans and methods, its operations analyses and software, customer and client lists and identities, as well as information concerning customer preferences and current or prospective business opportunities, its financial and budgetary information, business development ideas and strategies, and its other trade information, trade secrets, know-how, and other information regarding the Company’s affairs (“Confidential Business Information”) has been and will continue to be received and held by the Employee in the strictest confidence. The Employee agrees not to divulge any such Confidential Business Information to any other person or entity, except insofar as that person or entity has a need to know such Confidential Business Information in the ordinary course of the Company’s business. The Employee further agrees that, upon expiration or termination of the Term, he will surrender to the Company any and all documents and records, in whatever form, that may be in his possession or control containing any such Confidential Business Information, as well as any and all other property that may belong to the Company, including, without limitation, computer hardware and software, pagers, PDAs, Blackberries, cell phones and other electronic equipment, notes, reports, studies and all electronically stored information.

(b)   For purposes of this Agreement, information shall not be deemed to constitute “Confidential Business Information” to the extent that the information (i) is in the public domain, or hereafter becomes generally known or available outside the Company through no action or omission on the part of the Employee in violation of this Agreement, (ii) is furnished to any person by the Company without restriction on disclosure, (iii) becomes known to the Employee from a source other than the Company, without a breach of any obligation hereunder, (iv) is required to be disclosed by law (in which case the Employee will give prompt written notice to the Company of any such required disclosure to the extent such notice would not be prohibited by law), or (v) is disclosed after written approval for disclosure has been granted by the Company.

(c)   The provisions of this Section 5 shall survive any termination or expiration of this Agreement.

6.	Termination of Employment.

(a)   Termination Due to Death. Employee’s employment with the Company will automatically terminate immediately upon his death, and Employee’s estate or designated beneficiary, in addition to any life insurance benefit payable to the Employee or his designated beneficiary, will be entitled to (i) any earned but unpaid Base Salary to the date of termination, (ii) in the discretion of the Board upon the recommendation of the Compensation Committee, and within the range contemplated by Section 4(b), any pro rata bonus for the partial calendar year to the date of Employee’s death, (iii) unpaid vacation and unreimbursed expenses payable hereunder, and (iv) any amounts Employee’s spouse is entitled to pursuant to the SERP. Unless otherwise required, and subject to the provisions of Section 8(a), all payments shall be made within 30 days of Employee’s termination of employment, except for the pro rata bonus, which shall be paid within 2½ months of the end of the fiscal year in which the termination occurred, and except that any amounts due the Employee from the SERP shall be payable at such times and in the manner as set forth in the SERP.  Except for the foregoing payment amounts, Employee shall be entitled to no other compensation, benefits or payments.

(b)   Termination Due to Disability. If, during the Term, the Employee suffers a “Disability” as defined herein, the Company, in the exercise of its sole discretion, shall be entitled to terminate Employee’s employment hereunder, immediately upon written notice to the Employee of such decision, subject, however, to the payment to the Employee of (i) any earned but unpaid Base Salary, (ii) in the discretion of the Board upon the recommendation of the Compensation Committee, and within the range contemplated by Section 4(b), any pro rata bonus for the partial calendar year to the date of such notice, (iii) unpaid vacation and unreimbursed expenses payable hereunder, and (iv) any amounts Employee is entitled to pursuant to the SERP. For purposes of this Agreement, “Disability” shall mean a physical or mental impairment that entitles the Employee to receive benefits under the Company’s long-term disability plan, if any, or otherwise, upon the determination by the Company, after consultation with a medical doctor selected by the Company, that the Employee, for a continuing period of one hundred fifty (150) days, has been unable, in spite of reasonable accommodation, to perform the essential functions required of his position. Unless otherwise required, and subject to the provisions of Section 8(a), all payments shall be made within 30 days of Employee’s termination of employment, except for the pro rata bonus, which shall be paid within 2½ months of the end of the fiscal year in which the termination occurred, and except that any amounts due the Employee from the SERP shall be payable at such times and in the manner as set forth in the SERP. Except for the foregoing payment amounts, Employee shall be entitled to no other compensation, benefits or payments.

(c)   Termination by Company for Cause. During the Term, the Company shall be entitled to terminate Employee’s employment hereunder for “Cause,” as defined below, by providing written notice to the Employee of such decision. For purposes of this Agreement, Cause shall mean (i) the commission by the Employee of an act of malfeasance, dishonesty, fraud or breach of trust against the Company or any of its affiliates, employees, clients or vendors, resulting or intended to result in substantial gain or personal enrichment to which the Employee was not legally entitled (ii) the continued breach by the Employee of any of his material obligations hereunder, after a written demand by the Company for correction of such breach is delivered to the Employee, which specifically identifies the section or sections of the Agreement which the Company asserts have been breached and the manner in which the Company asserts that the Employee has breached the obligations referenced therein, which breach is not cured by the Employee within thirty (30) days of his receipt of such written demand; and (iii) the Employee’s indictment, conviction of or plea of guilty or no contest to any felony or any crime involving moral turpitude.

Upon termination of this Agreement for Cause, the Company shall pay the Employee any earned but unpaid Base Salary to the date of termination, and any unpaid vacation and any unreimbursed expenses otherwise payable hereunder, together with any amounts Employee is entitled to pursuant to the SERP. All such payments shall be made within 30 days of Employee’s termination of employment, except that any amounts due the Employee from the SERP shall be payable at such times and in the manner as set forth in the SERP. Except for the foregoing payment amounts, Employee shall be entitled to no other compensation, benefits or payments.

(d)   Termination by Employee During Term. The Employee may voluntarily terminate employment with the Company without reason at any time during the Term, and shall be entitled to (i) earned but unpaid Base Salary to the date of termination, (ii) in the discretion of the Board upon the recommendation of the Compensation Committee, and within the range contemplated by Section 4(b), any pro rata bonus for the partial calendar year to the date of termination, (iii) any unpaid vacation and unreimbursed expenses otherwise payable hereunder, and (iv) any amounts Employee is entitled to pursuant to the SERP. Unless otherwise required, and subject to the provisions of Section 8(a), all payments shall be made within 30 days of Employee’s termination of employment, except for the pro rata bonus, which shall be paid within 2½ months of the end of the fiscal year in which the termination occurred, and except that any amounts due the Employee from the SERP shall be payable at such times and in the manner as set forth in the SERP. Except for the foregoing payment amounts, Employee shall be entitled to no other compensation, benefits or payments.

(e)   Termination by Company Without Cause. If, during the Term, the Company terminates this Agreement and Employee’s employment hereunder, without Cause, the Employee shall be entitled to (i) the present value, discounted at six percent (6%), of unpaid Base Salary for the balance of the remaining Term, (ii) in the discretion of the Board upon the recommendation of the Compensation Committee, and within the range contemplated by Section 4(b), any pro rata portion of the bonus for the partial calendar year to the date of termination, (iii) any unpaid vacation and unreimbursed expenses otherwise payable hereunder, and (iv) any amounts Employee is entitled to pursuant to the SERP. Subject to the provisions of Section 8(a), all such payments shall be made within 30 days of Employee’s termination of employment, except for the pro rata bonus, which shall be paid within 2½ months of the end of the fiscal year in which the termination occurred, and except that any amounts due the Employee from the SERP shall be payable at such times and in the manner as set forth in the SERP. Except for the foregoing payment amounts, Employee shall be entitled to no other compensation, benefits or payments.

7.	Non-Competition and Non-Solicitation.

(a)   Non-Competition. The Employee agrees that, during the Term and for a period of eighteen (18) months immediately following the earlier to occur of the expiration of the Term or termination of Employee’s employment hereunder, for whatever reason and by whomever initiated, he will not, directly or indirectly, anywhere within a one hundred (100) mile radius of the City of Fort Wayne, Indiana or any other community outside of Fort Wayne, Indiana in which the Company or any of its subsidiaries has a banking or other business office and location, engage in any business offering products or services the same as or competitive with the products or services that, during the Term, are (or are planned to be) offered or supplied by the Company or its subsidiaries, whether as an individual or sole proprietor or as owner, partner, principal, stockholder, officer, director, manager, agent, consultant or advisor, or by or through the lending of any other form of assistance. For purposes of this restriction, which the Employee agrees is reasonable and tailored specifically to protect the legitimate business interests of the Company and its subsidiaries, while not restricting the Employee’s ability to engage in the same or similar businesses outside the restricted area, a passive investment in an enterprise that is competitive with the Company, without more, in an amount not exceeding two percent (2%) of the equity interest in such entity, shall not be deemed a violation of this provision.

(b)   Non-Solicitation. The Employee agrees that, during the Term and for a period of eighteen months immediately following the earlier to occur of the expiration of the Term or termination of Employee’s employment hereunder, for whatever reason and by whomever initiated, he will not, directly or indirectly (i) solicit, take away, hire, employ or endeavor to employ any person employed by the Company, or (ii) solicit, take away or attempt to take away any of the existing or prospective customers or clients, vendors or licensors of the Company or any of its subsidiaries (as of the date of expiration or termination) for the purpose of conducting any business which directly or indirectly provides banking, financial or other services similar in nature to the services provided by the Company or any of its subsidiaries. As used herein, the term “prospective customers or clients” shall include persons or entities with whom the Company or its subsidiaries have been in contact within the previous twelve (12) months for the purpose of establishing or conducting a business relationship.

(c)   Specific Enforcement.

(i)   The Employee acknowledges that any violation of any provision of this Section 7 by him will cause irreparable damage to the Company, that such damage will be incapable of precise measurement, and that, as a result, the Company will not have an adequate remedy at law to redress the harm which such violation will cause. Therefore, in the event of any violation of any provision of this Section 7 by the Employee, the Employee agrees that, in addition to all other remedies that the Company or any of its subsidiaries may have at law or in equity, the Company shall be entitled to injunctive relief, including, without limitation, the right to obtain a temporary restraining order and a temporary injunction to restrain any violation of this Section 7. In such event, the Company shall not be required to post a bond in excess of the minimum bond required under the civil rules of the court having jurisdiction over the controversy.

(ii)   In the event that a court shall find that the Employee has violated any of the restrictions set forth in this Section 7, then the period of all restrictions set forth herein shall automatically be extended by the number of days that the court determined the Employee to have been in violation of such restriction. Furthermore, in addition to any other relief to which the Company shall be entitled, the Company shall be entitled to recover from the Employee its reasonable costs and attorney fees incurred by the Company in seeking enforcement of these provisions.

(iii)   If the Employee should breach any of the provisions of Section 7(a) or (b), the Employee shall be required to repay to the Company any and all benefits payable under Section 6 as a consequence of the termination of his employment.

8.	Miscellaneous.

(a)   Special Provision Regarding Section 409A of the Internal Revenue Code. Notwithstanding anything in this Agreement to the contrary, to the extent that any amount payable under this Agreement may constitute an amount payable under a “nonqualified deferred compensation plan,” as defined in Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) such payment will be made by the Company in compliance with any applicable requirements of Code Section 409A (including the requirement that payment be delayed for six (6) months following the Employee’s “separation of service” if the Employee is a “specified employee” under Code Section 409A, to the extent applicable).

(b)   Other Rights. This Agreement shall not prevent or limit the Employee’s continuing or future participation in any benefit, bonus, incentive or other plans, if any, provided by the Company or any of its subsidiaries and for which the Employee may qualify, nor shall this Agreement limit or otherwise affect such rights as the Employee has under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under the terms of any plan of the Company or any of its subsidiaries and any other payment or benefit required by law at or after termination of employment shall be payable in accordance with such plan or applicable law, except as specifically provided by this Agreement.

(c)   Entire Agreement; Amendments. This Agreement discharges and cancels all previous and contemporaneous agreements, both written and oral, between the Employee and the Company, except for the SERP and all of the Employee’s accrued benefits thereunder (which shall simply be restated and amended in conformity with the requirements of this Agreement). This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No agreements, representations or statements of any party not contained herein shall be binding on either party, and no amendment or variation of the terms and conditions of this Agreement shall be valid unless in writing and signed by both parties.

(d)   Assignability; Successors of the Company.

(i)   This Agreement and the rights and duties created hereunder shall not be assignable or delegable by Employee. The Company may, at its option and without Employee’s consent, assign its rights and duties hereunder to any successor entity, Company affiliate or subsidiary, or any transferee of the Company’s assets.

(ii)   The Agreement will be binding upon and inure to the benefit of the Company, the Employee and their respective heirs, representatives and successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term “Company” means the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

(e)   No Waiver. No failure or delay by any party to this Agreement to enforce any rights specified hereunder shall operate as a waiver of such right, nor will any single or partial exercise of a right preclude any further or later enforcement of the same right within the period of the applicable statute of limitations.

(f)   Governing Law. This Agreement and the performance of the parties under this Agreement shall be construed in accordance with the laws of the State of Indiana, regardless of the jurisdiction in which the action or proceeding may be commenced.

(g)   Notices. All notices and other communications provided for or contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when delivered and received by the other party, or when sent by recognized overnight courier, or by faxed communication (with overnight delivery of a hard copy thereof) to the following addresses and/or contact numbers:

If to the Company:	Tower Financial Corporation
Attn: Mike Cahill, Chief Financial Officer
116 East Berry Street, Suite 100
Fort Wayne, IN 46802

If to Employee:	Donald F. Schenkel
10646 Maple Springs Cove
Fort Wayne, IN 46845

or to such other address or contact number as either party hereto will have furnished to the other in writing in accordance with this Section 8, except that such notice of change of address or contact number shall be effective only upon receipt.

(h)   Counterparts. This Agreement may be exercised in any number of counterparts, each of which as so executed shall be deemed to be an original, and such counterparts shall together be deemed to constitute but one agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TOWER FINANCIAL CORPORATION

By:	/s/ Michael D. Cahill	/s/ Donald F. Schenkel
Its:	EVP & Chief Financial Officer	Donald F. Schenkel
Date:	January 17, 2006	Date:	January 17, 2006